                                                                     Exhibit 1.2


                              WORLD COLOR PRESS, INC.

                      Common Stock (par value $.01 per share)

                  UNDERWRITING AGREEMENT (INTERNATIONAL VERSION)

                                                                    May __, 1998

Goldman Sachs International
Morgan Stanley & Co. International Limited
Bear, Stearns International Limited
BT Alex. Brown International,
  a division of Bankers Trust International PLC
Donaldson, Lufkin & Jenrette International
   As representatives of the several International Underwriters named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court
133 Fleet Street
London EC4A 2BB, England

Ladies and Gentlemen:

        Certain stockholders named in Schedule II hereto (the "Selling Stockholders") of World Color Press, Inc., a Delaware corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the International Underwriters named in Schedule I hereto (the "International Underwriters"), for whom Goldman Sachs International, Morgan Stanley Dean Witter, Bear, Stearns International Limited, BT Alex. Brown International and Donaldson, Lufkin & Jenrette International are acting as representatives ("Lead Managers") an aggregate of 1,000,000 shares (the "Firm Shares") and, at the election of the International Underwriters, up to 150,000 additional shares (the "Optional Shares") of Common Stock par value $.01 per share ("Common Stock") of the Company (the Firm Shares and the Optional Shares which the International Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

        It is understood and agreed to by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement, a copy of which is attached hereto (the

"U.S. Underwriting Agreement"), providing for the sale by the Selling Stockholders of up to a total of 10,350,000 shares of Common Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Bear Stearns & Co. Inc., BT Alex Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The International Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Common Stock between the two syndicates and for consultation by the representatives hereunder with Goldman, Sachs & Co. prior to exercising the rights of the International Underwriters under Section 7 hereof.

        Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Section 2, 3, 4, 10 and 12 herein, and except as context may otherwise require, references herein to the Shares shall include all of the shares of Common Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the International Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

     The registration statement as amended at the time it becomes effective, including any documents incorporated therein by reference and including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement;" the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares, including any documents incorporated therein by reference, are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. The Company and each of the several Selling Stockholders hereby make to the International Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     2. PURCHASE OF SHARES. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder hereby, severally and not jointly, agrees to sell the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedule II hereto to the several International Underwriters and each of the International Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set forth opposite that International Underwriter's name in Schedule I hereto. Each International Underwriter shall be obligated to purchase from each Selling Stockholder that number of Firm Shares which represents the same proportion of the number of Firm Shares to be sold by each Selling Stockholder as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I represents of the total number of Firm Shares to be purchased by all of the International Underwriters pursuant to this Agreement. The respective purchase obligations of the International Underwriters with respect to the Firm Shares shall be rounded among the International Underwriters to avoid fractional shares, as the International Representatives may determine.

        In addition, the Selling Stockholders grant to the International Underwriters an option to purchase an aggregate of up to 150,000 Optional Shares as set forth in Schedule II hereto. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in Section 4 hereof. Optional Shares shall be purchased severally for the account of the International Underwriters in proportion to the number of Firm Shares set forth opposite the name of such International Underwriters in Schedule I hereto. The respective purchase obligations of each International Underwriter with respect to the Optional Shares shall be adjusted by the Representatives so that no International Underwriter shall be obligated to purchase Optional Shares other than in 100 share amounts.

        The price of both the Firm Shares and any Optional Shares shall be
$      per share.

        The Selling Stockholders shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Time of Delivery (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as hereinafter provided.

     3. Upon the authorization by GSI of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among International Underwriters and Selling Agreements, which have been previously submitted to the Company by you. Each International Underwriter hereby makes to and with the Company and the Selling Stockholders the representations and agreements of such International Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

     4. (a) The Shares to be purchased by each International Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such International Underwriter, against payment by or on behalf of such International Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by each of the Selling Stockholders, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m.,
New York City time, on ........., 19.. or such other time and date as Goldman,
Sachs & Co. and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        At each Time of Delivery, each at the Selling Stockholders will pay, or cause to be paid, the commission payable at such Time of Delivery to the Underwriters under Section 2 hereof by wire transfer of Federal (same-day) funds [(16 to the account specified by Goldman, Sachs & Co.]

    (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 of the U.S. Underwriting Agreement, including the cross-receipt for the Shares and any additional documents requested by the International Underwriters pursuant to Section 8(n) of the U.S. Underwriting Agreement, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at
 ..............p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final s of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5. The Company hereby makes with the International Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     6. The Selling Stockholders hereby makes with the International Underwriters the same agreements as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     7. The Selling Stockholders and the International Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     8. Subject to the provisions of the Agreement between Syndicates, the obligations of the International Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company, and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 8 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

     9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each International Underwriter and each person, if any, who controls any International Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares in connection herewith), to which that International Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each International Underwriter and each such controlling person for any legal or other expenses reasonably incurred by that International Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representatives expressly for use therein; and provided, further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any International Underwriter or any person controlling that International Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that International Underwriter if that International Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with
Section 5(c) of the U.S. Underwriting Agreement. For purposes of the last proviso to the immediately preceding sentence, the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no International Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any International Underwriter or to any controlling person of that International Underwriter.

     (b) The Selling Stockholders (subject to the limitation on indemnity contained in the last section of this Section 9(b)) severally and not jointly, shall indemnify and hold harmless each International Underwriter and each person, if any, who controls any International Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or action in respect thereof (including but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares in connection herewith), to which that International Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Stockholder expressly for use therein, and shall reimburse each International Underwriter and each such controlling person for any legal or other expenses reasonably incurred by that International Underwriter or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any International Underwriter or any person controlling that International Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Shares to any person by that International Underwriter if that International Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus unless such failure resulted from non-compliance by the Company with Section 5(c) of the U.S. Underwriting Agreement. For purposes of the last proviso to the immediately preceding sentence the term "Prospectus" shall not be deemed to include the documents incorporated therein by reference, and no International Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or the Prospectus to any person other than a person to whom such International Underwriter had delivered such incorporated document or documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any International Underwriter or any controlling person of that International Underwriter. The aggregate liability of any Selling Stockholder to indemnify the International Underwriters and any controlling persons of the International Underwriters pursuant to the foregoing indemnity agreement shall not exceed the proceeds received by such Selling Stockholder from the Shares sold by it pursuant to this Agreement.

     (c) Each International Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act and each Selling Stockholder from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of that International Underwriter through the Representatives expressly for use therein, and shall reimburse the Company, any such director, officer or controlling person and such Selling Stockholder for any legal or other expenses reasonably incurred by the Company, any such director, officer or controlling person or such Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any International Underwriter may otherwise have to the Company or any such director, officer or controlling person.

     (d) Promptly after receipt by an indemnified party under subsection (a) ,(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably, satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for this in Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9 (a), 9 (b) or 9(c) hereof in respect of any loss, claim, liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockhold ers on the one hand and the International Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(d) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the International Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the International Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by each of the Selling Stockholders bear to the total underwriting discounts and commissions received by the International Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the International Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the International Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this
Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9 (e), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such International Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the proceeds received by such Selling Stockholder from the Shares sold by it pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

     (f) Each Selling Stockholder severally confirms, and each of the International Underwriters agrees that the information (other than the percentage of shares owned) pertaining to each Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus constitutes the only information furnished in writing to the Company by such Selling Stockholder expressly for the use in the Registration Statement and Prospectus.

     10. (a) If any International Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any International Underwriter you do not arrange for the purchase of such Shares, the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting International Underwriter or International Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of Shares which such International Underwriter agreed to purchase hereunder) of the Shares of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting International Underwriter or International Underwriters by you and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase Shares of a defaulting International Underwriter or International Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the International Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the International Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in
Section 9 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several International Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter or any controlling person of any International Underwriter, or the Company or any of the Selling Stockholders, or any officer or director or controlling person of the Company or any controlling person of any Selling Stockholders, and shall survive delivery of and payment for the Shares.

     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any International Underwriter except as provided in Section 7 and
Section 9 hereof; but, if for any other reason (other than by reason of Section 8(i) of the U.S. Underwriting Agreement), any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder hereunder) will reimburse the International Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the International Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any International Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

     13. In all dealings hereunder, you shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by you jointly or by GSI on behalf of you as the representatives of the International Underwriters; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

             All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the International Underwriters at in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England,
Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an International Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such International Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by GSI on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14. This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any International Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Time shall be of the essence of this Agreement.

     16. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

     17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

             If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the International Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the International Underwriters is pursuant to the authority set forth in a form of Agreement among International Underwriters, the form of which shall be furnished to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

             Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.


                                Very truly yours,

                                WORLD COLOR PRESS

                                By:
                                   -------------------------------------
                                      Name:
                                     Title:

                                APC ASSOCIATES, L.P.

                                KKR Associates, general partner

                                By:
                                   -------------------------------------
                                      Name:

                                      Title:  General Partner

                                GR ASSOCIATES, L.P.

                                KKR Associates, general partner

                                By:
                                    -------------------------------------
                                       Name:

                                       Title:  General Partner

                                WCP ASSOCIATES, L.P.

                                KKR Associates, general partner

                                By:
                                    -------------------------------------
                                       Name:

                                       Title:  General Partner

                                KKR PARTNERS II, L.P.

                                KKR Associates, general partner

                                By:
                                    -------------------------------------
                                       Name:

                                       Title:  General Partner

Accepted as of the date hereof:

Goldman Sachs International
Morgan Stanley & Co. International Limited
Bear, Stearns International Limited
BT Alex. Brown International,
  a division of Bankers Trust International PLC
Donaldson, Lufkin & Jenrette International

By: Goldman Sachs International

By:   ...............................
         (Attorney-in-fact)

On behalf of each of the International Underwriters

                                   SCHEDULE I


                                                                                NUMBER OF OPTIONAL
                                                                                   SHARES TO BE
                                                            TOTAL NUMBER OF        PURCHASED IF
                                                              FIRM SHARES         MAXIMUM OPTION
                       UNDERWRITER                          TO BE PURCHASED         EXERCISED
                       -----------

Goldman, Sachs & Co....................................
Bear, Stearns International Limited....................
Morgan Stanley & Co. International Limited.............
BT Alex. Brown International, a division of Bankers Trust
International PLC......................................
Donaldson, Lufkin & Jenrette International.............
               Total

                                   SCHEDULE II


                                                                                NUMBER OF OPTIONAL
                                                                                   SHARES TO BE
                                                            TOTAL NUMBER OF          SOLD IF
                                                              FIRM SHARES         MAXIMUM OPTION
                                                              TO BE SOLD            EXERCISED

The Company............................................
The Selling Stockholder(s):
        APC Associates, L.P. (a).......................
        GR Associates, L.P.(b).........................
        WCP Associates, L.P.(c)........................
        KKR Partners II, L.P.(d).......................
        Total

     (A)     This Selling Stockholder is represented by Latham & Watkins.

     (b)     This Selling Stockholder is represented by Latham & Watkins.

     (c)     This Selling Stockholder is represented by Latham & Watkins.

     (d)     This Selling Stockholder is represented by Latham & Watkins.